UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 13, 2011, Casey’s General Stores, Inc. (the “Company”) issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended April 30, 2011. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2011, the Board of Directors (“Board”) approved salary and bonus arrangements for the Company’s executive officers and Vice Presidents for the fiscal year ending April 30, 2012. Further information concerning such arrangements is described in Exhibit 99.2 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 13, 2011, the Company also reported May 2011 same-store sales results for stores open for one full year. Same-store sales for prepared food and fountain increased 15.7%, and grocery and other merchandise increased 4.6% in May 2011 compared to May 2010.

Same-store gasoline gallons sold decreased 3.2% in May 2011 compared to May 2010. The gasoline margin was above the Company’s fiscal 2012 goal of 13.5 cents per gallon. The average retail price of gasoline sold during May 2011 was $3.79 per gallon.

The information contained in this Item is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date:	June 13, 2011	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release issued by Casey’s General Stores, Inc., dated June 13, 2011.

99.2	Description of FY2012 Salary and Bonus Arrangements for Executive Officers